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                                                                    EXHIBIT 23-A



                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We consent to the incorporation by reference in the registration statement of U S WEST Communications, Inc. on Form S-3 (File No. 33-51125) of our report, which includes as explanatory paragraph regarding the discontinuance of accounting for operations in accordance with Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulations," in 1993, and a change in the method of accounting for postretirement benefits other than pensions and other postemployment benefits in 1992, dated January 18, 1995, on our audits of the consolidated financial statements and financial statement schedules of U S WEST Communications, Inc. as of December 31, 1994 and 1993, and for the three years ended December 31, 1994, 1993, and 1992, which report is included in this Annual Report on Form 10-K.



/s/_COOPERS & LYBRAND, L.L.P.



Denver, Colorado


June 15, 1995